Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

FIZZ BRIGHTENS

CONTINUES

CATEGORY LEADING GROWTH

FORT LAUDERDALE, FL, November 14, 2018 . . . National Beverage Corp. (NASDAQ:FIZZ) today stated that revenues for its second quarter ended October 27, 2018 will again set a record with earnings to remain strong. The Company has previously reported 15 consecutive quarters of increased sales and believes growth opportunities for the healthy hydration of LaCroix to remain vibrant and vigorous.

“Recent reports of third-party sales reflect reduced display activity by key retailers following the scurrilous allegations that temporarily lowered sales,” stated Nick A. Caporella, Chairman and Chief Executive Officer. “These third-party sales reports do not track all of the Company’s distribution. This past week saw this activity improve and regain momentum.”

“We strongly believe consumer take-away will return to the momentum of prior levels. The successful Miami launch of our latest innovative LaCroix themes continues to inspire consumers with the tantalizing essence of Coffea Exotica and Cubana – dual Miami favorites. We plan to release a more detailed report relative to the LaCroix Miami launch and the Miami Seed Festival (first plant-based food and wine festival in the country) very soon,” concluded Caporella.

Our Way is Tastefully . . .

Sparkling !!

Innovation should be new – but ours has the ‘essence’ to refresh and captivate with FIZZ + Fun

“Patriotism” – If Only We Could Bottle It!

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks, uncertainties and other factors described in the Company's SEC filings which may cause actual results or achievements to differ from the results or achievements expressed or implied by such statements. The Company disclaims an obligation to update or announce revisions to any forward-looking statements.